UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2007

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Credit Suisse First Boston Mortgage Capital LLC Amendment No. 7
Credit Suisse, New York Branch Amendment No. 2
JPMorgan Chase Bank, N.A. Amendment No. 2

On January 31, 2007, Fieldstone Investment Corporation ("Fieldstone") and Fieldstone Mortgage Company, a direct wholly owned subsidiary of Fieldstone ("Fieldstone Mortgage" and collectively with Fieldstone, the "Sellers") completed amendments on its existing repurchase agreements with the following lenders: Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse, New York and JPMorgan Chase Bank, N.A. Each of amendments waived the net profitability covenant through the first quarter and lowered the adjusted tangible net worth covenant from the temporary level of $365 million to $350 million, which is in effect until the expiration of each of the facilities. Additionally, the maximum aggregate purchase price for each of the facilities has been amended as follows (i) the Credit Suisse First Boston facility has reduced its maximum aggregate purchase price from $400 million to $300 million, (ii) the Credit Suisse, New York facility has reduced its maximum aggregate purchase price from $800 million to $500 million and (iii) the JPMorgan Chase facility has increased its maximum aggregate purchase price from $150 million to $250 million.

Upon completing the amendments on January 31, 2007, the Sellers’ committed level of whole loan funding capacity was $1.85 billion, compared to a committed level of funding capacity of $1.75 billion at September 30, 2006, an increase of $100 million in committed funding capacity. The reductions in funding capacity identified in the previous paragraph related to interim increases in capacity entered by Sellers in the fourth quarter of 2006.

The foregoing description of the amendments is qualified in its entirety by the amendments, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 7, dated as of January 31, 2007, to the Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.2 Amendment No. 2, dated as of January 31, 2007, to the Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006, as amended, among Credit Suisse, New York Branch, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.3 Amendment No. 2, dated as of January 31, 2007, to the Master Repurchase Agreement, dated as of July 14, 2006, as amended, among JPMorgan Chase Bank, N.A., Fieldstone Mortgage Company and Fieldstone Investment Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

February 2, 2007	By:	/s/ Nayan V. Kisnadwala

Name: Nayan V. Kisnadwala
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 7, dated as of January 31, 2007, to the Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.2	Amendment No. 2, dated as of January 31, 2007, to the Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006, as amended, among Credit Suisse, New York Branch, Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.3	Amendment No. 2, dated as of January 31, 2007, to the Master Repurchase Agreement, dated as of July 14, 2006, as amended, among JPMorgan Chase Bank, N.A., Fieldstone Mortgage Company and Fieldstone Investment Corporation.